                                                                     EXHIBIT 1.2

                                PRICING AGREEMENT

DEUTSCHE BANK SECURITIES INC.
31 WEST 52nd STREET
NEW YORK, NEW YORK 10019

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
4 WORLD FINANCIAL CENTER, 10th FLOOR
250 VESEY STREET
NEW YORK, NEW YORK 10080
AND

MORGAN STANLEY & CO. INCORPORATED
1585 BROADWAY, 3rd FLOOR
NEW YORK, NEW YORK  10036

AS REPRESENTATIVES OF THE SEVERAL
       UNDERWRITERS NAMED ON SCHEDULE I HERETO

                                                                January 24, 2003

Ladies and Gentlemen:

          SLM Funding LLC, a Delaware limited liabilty company (the "Company"), and the Student Loan Marketing Association, a corporation formed under the laws of the United States ("Sallie Mae"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated January 24, 2003 (the "Underwriting Agreement"), between the Company and Sallie Mae, on the one hand, and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, on the other hand, that the Company will cause the trust (the "Trust") formed pursuant to the Trust Agreement dated as of January 1, 2003 between the Company and Chase Manhattan Bank USA, National Association, as trustee (the "Eligible Lender Trustee"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Student Loan-Backed Notes (the "Notes") specified in
Schedule II hereto (the "Designated Securities"). The Notes will be issued and secured pursuant to the Indenture, dated as of January 1, 2003 (the "Indenture"), between The Bank of New York, as trustee (the "Indenture Trustee").

          Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

          The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of
Schedule II hereto.

          An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in
Schedule II.

          During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including January 31, 2003, the Company agrees, and Sallie Mae agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell, contract to sell or otherwise dispose of, any securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

          Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, with the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

          If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and Sallie Mae. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and Sallie Mae for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                              Very truly yours,

                                              SLM FUNDING LLC


                                              By:  //s// MARK L. HELEEN
                                                 Name: Mark L. Heleen
                                                 Title: Vice President

                                              STUDENT LOAN MARKETING ASSOCIATION


                                              By:  //s// MICHAEL E. SHEEHAN
                                                 Name: Michael E. Sheehan
                                                 Title: Vice President

Accepted as of the date hereof:


DEUSTCHE BANK SECURITIES INC.

By:  //s// NITA SUE CHERRY
   Name: Nita Sue Cherry
   Title: Managing Director


By:  //s// PAUL VAMBUTAS
   Name: Paul Vambutas
   Title: Director


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:  //s// GEOFFREY R. WITT
   Name: Geoffrey R. Witt
   Title: Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED

By:  //s// WARREN H. FRIEND
   Name: Warren H. Friend
   Title: Managing Director

                                   SCHEDULE I

                 AMOUNT OF DESIGNATED SECURITIES TO BE PURCHASED


    UNDERWRITER                           CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4      CLASS B
Deutsche Bank Securities Inc.           $  70,666,000  $  77,000,000  $  70,333,000  $  65,666,000  $ 20,760,000

Merrill Lynch, Pierce, Fenner & Smith   $  70,666,000  $  77,000,000  $  70,333,000  $  65,666,000  $ 20,760,000
Incorporated

Morgan Stanley & Co. Incorporated       $  70,668,000  $  77,000,000  $  70,334,000  $  65,668,000  $ 20,760,000

TOTAL                                   $ 212,000,000  $ 231,000,000  $ 211,000,000  $ 197,000,000  $ 62,280,000
                                        =============  =============  =============  =============  ============

                                   SCHEDULE II

TITLE OF EACH CLASS OF DESIGNATED SECURITIES:

               Floating Rate Class A-1 Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class A-1")
               Floating Rate Class A-2 Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class A-2")
               Floating Rate Class A-3 Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class A-3")
               Floating Rate Class A-4 Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class A-4")
               Floating Rate Class B Student Loan-Backed Notes
                            (for purposes of this Schedule II, "Class B")

AGGREGATE PRINCIPAL AMOUNT OF EACH CLASS:

               Class A-1:       $212,000,000
               Class A-2:       $231,000,000
               Class A-3:       $211,000,000
               Class A-4:       $197,000,000
               Class B:         $ 62,280,000

PRICE TO PUBLIC OF EACH CLASS:

               Class A-1:        100.00%
               Class A-2:        100.00%
               Class A-3:        100.00%
               Class A-4:        100.00%
               Class B:          100.00%

PURCHASE PRICE BY UNDERWRITERS OF EACH CLASS:

               Class A-1:        99.830%
               Class A-2:        99.800%
               Class A-3:        99.775%
               Class A-4:        99.750%
               Class B:          99.600%

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:                    Same Day Funds

INDENTURE:     Indenture, dated as of January 1, 2003, among The Bank of
New York, as Indenture Trustee, the SLM Student Loan Trust 2003-1, and Chase Manhattan Bank USA, National Association, as Eligible Lender Trustee.

MATURITY:

               Class A-1:        June 2010 Distribution Date
               Class A-2:        June 2013 Distribution Date
               Class A-3:        December 2015 Distribution Date
               Class A-4:        September 2017 Distribution Date
               Class B:          June 2037 Distribution Date

INTEREST RATE:

               Class A-1:        3-month LIBOR* plus 0.02%
               Class A-2:        3-month LIBOR* plus 0.04%
               Class A-3:        3-month LIBOR* plus 0.11%
               Class A-4:        3-month LIBOR* plus 0.19%
               Class B:          3-month LIBOR* plus 0.60%

----------
     *  As to initial Accrual Period; thereafter, Three-month LIBOR.

FORM OF DESIGNATED SECURITIES:      Book-Entry (DTC)


TIME OF DELIVERY: January 31, 2003


CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

     Student Loan Marketing Association
     11600 Sallie Mae Drive
     Reston, VA  20193

NAMES AND ADDRESSES OF REPRESENTATIVES:

  Designated Representatives:              Merrill Lynch, Pierce, Fenner & Smith
                                           Incorporated

    Address for Notices, etc.:             Merrill Lynch, Pierce, Fenner & Smith
                                           Incorporated
                                           4 World Financial Center, 10th Floor
                                           250 Vesey Street
                                           New York, New York 10080
                                           Attn:  Geoffrey Witt

     MODIFICATIONS TO UNDERWRITING AGREEMENT (SOLELY FOR PURPOSES OF THIS PRICING AGREEMENT):

     1. The following sentence is hereby added to the end of the second paragraph of the Underwriting Agreement:

            In addition, the Trust will enter into an interest rate cap agreement (the "INTEREST RATE CAP AGREEMENT") with Student Loan Marketing Association and a swap agreement (the "INITIAL SWAP AGREEMENT, together with the Interest Rate Cap Agreement, the "SWAP AGREEMENTS" with Morgan Stanley Capital Services Inc. (together, with the Student Loan Marketing Association, the "SWAP COUNTERPARTIES").

     2. The following paragraph is hereby added to Section 7 of the Underwriting Agreement:

            (n) The Swap Agreements shall have been entered into by the Trust and the Swap Counterparties, and the Underwriters shall have received a copy, addressed to them or on which they are otherwise entitled to rely, of each opinion of counsel required to be delivered thereunder at or before the Time of Delivery, and a copy of each certificate required to be delivered thereunder at or before the Time of Delivery.

     3. Section 7(l) of the Underwriting Agreement is hereby modified as follows:

     At the Time of Delivery, the aggregate principal amount of the Underwriters' Securities as specified in the related Pricing Agreement for the Designated Securities shall have been sold by the Company to the Underwriters, and the aggregate amount of the related Certificates, if any, as specified in the related underwriting agreement for such Certificates shall have been sold by the Company to the underwriters specified in such underwriting agreement, and at the Time of Delivery for the Reset Rate Notes, as defined in the Purchase Agreement dated the date hereof among the Underwriters as "Initial Purchasers," the Company and Sallie Mae the aggregate principal amount of the Reset Rate Notes as specified in Schedule I to such Purchase Agreement shall have been sold by the Company to the Initial Purchasers.

                                       -3-